ARTICLES OF INCORPORATION
                                       OF
                        NELNET STUDENT LOAN CORPORATION-2


        The   undersigned,   acting  as  incorporator  of  NELNET  Student  Loan
Corporation-2, under Title 7, Chapter 78 of the Nevada Revised Statutes, adopts the following Articles of Incorporation.

                                   ARTICLE I

                                      NAME

        The name of the corporation is:

               NELNET Student Loan Corporation-2

                                   ARTICLE II

                                     ADDRESS

        The mailing address of the corporation is:

        1801 California Street, Suite 3920
        Denver, Colorado 80202

                                  ARTICLE III

                            COMMENCEMENT OF EXISTENCE

        The existence of the corporation will commence on the date of filing of these Articles of Incorporation, and the corporation shall have perpetual existence.

                                   ARTICLE IV

                                     PURPOSE

        The nature of the business or purposes to be conducted or promoted are:

        1. To execute and deliver one or more student loan purchase agreements (each, a Purchase Agreement") by and between the corporation, as purchaser, and various sellers of student loans selected by the corporation (each, a "Seller" and, collectively, the "Sellers"); one or more servicing or subservicing agreements (each, a "Servicing Agreement"), by and between the corporation and various servicers of student loans selected by the corporation (each, a "Servicer" and, collectively, the "Servicers"); and the Indenture of Trust (the "Indenture"), between the corporation and Zions First National Bank, as trustee,
and  to  undertake  all  rights,   duties  and  obligations  contained  in  said
Agreements, including, but not limited to, the purchase of the student loans (as defined in the Purchase Agreement) from a Seller and the pledge and assignment of said student loans, rights, duties and obligations to the trustee pursuant to the Indenture.
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        2. To  enter  into  documents  on  substantially  similar  terms  as the
Agreements referred to above as may be contemplated by the Indenture.

        3. To enter into and to perform obligations pursuant to agreements necessary or desirable to effectuate the foregoing, including the Notes (as defined in the Indenture) (such agreement and the agreements referred to in paragraphs 1 and 2 shall be collectively referred to herein as the "Agreements").

        4. To engage in any other lawful act or activity for which private corporations may be organized under the Nevada Revised Statutes which are incidental to the foregoing or necessary and appropriate to the foregoing.

                                   ARTICLE V

                                AUTHORIZED SHARES

        The maximum number of shares that the corporation is authorized to have outstanding at any time is 1,000 shares of common stock, each share having no par value.

                                   ARTICLE VI

                       INITIAL REGISTERED OFFICE AND AGENT

        The street address of the initial registered office of the corporation is The Corporation Trust Company of Nevada, 1 East First Street, Reno, Nevada 89501, and the name of the corporation's initial registered agent at that address is The Corporation Trust Company of Nevada.

                                  ARTICLE VII

                           INITIAL BOARD OF DIRECTORS

        The corporation shall have five directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The names and street addresses of the initial directors are:

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                     NAME                               ADDRESS
        Michael S. Dunlap               6801 S. 27th Street
                                        Lincoln, Nebraska  68512

        Stephen F. Butterfield          6991 East Camelback Road, Suite B290
                                        Scottsdale, Arizona 85251

        Ross Wilcox                     4732 Calvert Street
                                        Lincoln, Nebraska  68506

        Ronald W. Page                  1801 California St., Suite 3920
                                        Denver, Colorado  80202

        Dr. Paul Hoff                   Hernia Hill, Rural Route 1
                                        Seward, Nebraska  68434


                                  ARTICLE VIII

                                  INCORPORATOR

        The name and street address of the incorporator is:

                      Name                                Address

               Robert J. Ahrenholz                 717 17th Street, Suite 2900
                                                   Denver, Colorado 80202

                                   ARTICLE IX

                                     BYLAWS

        The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except as limited by Article X hereof and that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                                   ARTICLE X

                                  RESTRICTIONS

        So long as the Indenture is in effect:

        1. The corporation shall not engage in any business or activity other than in connection with or relating to the Agreements and as otherwise permitted herein.

        2. The corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (a) the entity (if other than the corporation) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the corporation substantially as an entirety, shall be organized and existing under the laws of the United States of


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America or any State  thereof or the District of Columbia,  and shall  expressly assume, the due and punctual payment of the Notes then outstanding and the performance of every covenant on the part of the corporation to be performed or observed pursuant to the Indenture, and (b) immediately after giving effect to such transaction, no Event of Default under the Indenture shall have occurred and be continuing.

        3. The corporation shall not dissolve or liquidate, in whole or in part, except (a) to the extent a merger or consolidation as described in Section 2 of this Article X may be deemed a dissolution or liquidation or (b) with the prior written consent of the rating agency or agencies rating any of the Notes issued under the Indenture (collectively, the "Rating Agency").

        4. The funds and other assets of the corporation shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

        5. The corporation shall not hold itself out as being liable for the debts of any other party.

        6. The corporation shall not form, or cause to be formed, any subsidiaries.

        7. The corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

        8. The corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of any other corporation. The books of the corporation may be kept (subject to any provision contained in the applicable statutes) inside or outside the State of Nevada such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

        9. The Board of Directors of the corporation shall hold appropriate meetings to authorize all of its corporate actions. Regular meetings of the Board of Directors shall be held not less frequently than three times per annum.

        10. Meetings of the shareholders of the corporation shall be held not less frequently than one time per annum.

        11. The corporation shall not amend, alter, change or repeal any provision contained in this Article X without (a) the affirmative vote in favor thereof of the holders of the outstanding stock of the corporation entitled to vote thereon; and (b) the prior written consent of the Rating Agency.

        12. The corporation shall not amend its articles of incorporation or bylaws without the prior written consent of the Rating Agency.

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        13. The corporation shall not permit nor register the transfer of any of its capital stock.

        14. The corporation shall not incur, assume or guarantee any indebtedness of any person, except for such indebtedness (a) as may be incurred by the corporation in connection with the issuance of the notes under the Indenture (the "Notes"), (b) as is non-recourse to the corporation and subordinate to payments on the Notes, (c) as is rated no less than the rating assigned by the Rating Agency with respect to the Notes, or (d) as may otherwise be issued with the written confirmation of the Rating Agency that any rating with respect to the existing Notes will not be withdrawn or downgraded as a result of such issuance.

                                   ARTICLE XI

                           SPECIAL DIRECTOR PROVISIONS

        So long as the Indenture is in effect, at all times, except in the case of a temporary vacancy, which shall promptly be filled, at least one director of the corporation shall be a person who does not own beneficially, directly or indirectly, more than 5% of the outstanding Common Stock and who is not a director, officer or employee of any person, firm, corporation or other entity owning beneficially, directly or indirectly, more than 5% of the outstanding Common Stock of the corporation (the "Special Director"); provided, that such Special Director may serve in similar capacities for other "special purpose entities" formed by NELNET Student Loan Corporation-2 or affiliates thereof. In the event of the resignation of the Special Director of the corporation whose service satisfies the foregoing qualification requirement, the shareholders or the Board of Directors of the corporation, as the case may be, shall elect or appoint a person to such vacancy who meets the criteria set out in the foregoing sentence. The member of the initial Board of Directors who fulfills the foregoing requirements is Dr. Paul Hoff, whose address is Hernia Hill, Rural Route 1, Seward, Nebraska 68434.

                                  ARTICLE XII

                             BANKRUPTCY RESTRICTIONS

        The corporation shall not, without the unanimous affirmative vote of the whole Board of Directors (which shall include the Special Director) of the corporation, institute any proceedings to adjudicate the corporation a bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the corporation. With respect to a vote for the filing of a bankruptcy petition or other such action as described above, the Special Director shall owe his fiduciary duty to the corporation itself, including the corporation's creditors.

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                                  ARTICLE XIII

                                   AMENDMENTS

        The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation, provided that any such amendment, alteration or repeal shall comply with the provisions of Article X hereof.


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        The undersigned  incorporator,  for the purpose of forming a corporation under the laws of the State of Nevada, has executed these Articles of Incorporation this 8th day of October, 1999.


                                            /s/ Robert J. Ahrenholz
                                            --------------------------------
                                            Robert J. Ahrenholz, Incorporator



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        CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.



        Pursuant to Title 7, Chapter 28 of the Nevada Revised Statutes, the following is submitted:

        That NELNET Student Loan Corporation-2 desiring to organize under the laws of the State of Nevada with its initial registered office, as indicated in its Articles of Incorporation, at c/o The Corporation Trust Company of Nevada, 1 East First Street, Reno, Nevada 89501, has named The Corporation Trust Company of Nevada as its agent to accept service of process within this state.

        ACKNOWLEDGMENT:
        Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of Title 7, Chapter 28 of the Nevada Revised Statutes, and am familiar with, and accept, the obligations of that position.

                                         THE CORPORATION TRUST COMPANY OF NEVADA

                                         By /s/ Marcia J. Sunahara
                                           -----------------------------
                                         Name   Marcia J. Sunahara
                                         Title  Asst. V.P.


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